NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. REPORTS FOURTH QUARTER AND FISCAL 2025 RESULTS

•Fiscal 2025 sales of $2.0 billion, up 11.9 percent from fiscal 2024
•Full year GAAP diluted EPS of $5.37
•$225.3 million in adjusted earnings before interest, taxes, depreciation, amortization and other non-cash charges ("Adjusted EBITDA")
•Net income of $88.7 million versus $70.5 million in fiscal 2024
•Refinanced Senior Secured Term Loan B raising an incremental $205 million and reduced borrowing costs by 50 basis points
•Repurchased 0.2 million shares for $17.0 million in fiscal 2025
•$303.8 million in cash and restricted cash
•Completed six acquisitions during the fiscal year

Houston, TX – February 25, 2026 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the fourth quarter and fiscal year ended December 31, 2025. The following are results for the three and twelve months ended December 31, 2025, compared to the three and twelve months ended December 31, 2024. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Fourth Quarter 2025 financial highlights:

•Sales increased 12.0 percent to $527.4 million, compared to $470.9 million for the fourth quarter of 2024.
•Net income increased 6.9 percent to $22.8 million, compared to $21.4 million for the fourth quarter of 2024.
•Diluted earnings per share for the fourth quarter of 2025 was $1.39 based upon 16.4 million diluted shares, compared to $1.29 per share in the fourth quarter of 2024 based on 16.5 million diluted shares. Adjusted diluted earnings per shares was $1.39 per share compared to $1.38 per share for the fourth quarter of 2024.
•Adjusted earnings before interest, taxes, depreciation and amortization and other non-cash charges ("Adjusted EBITDA") for the fourth quarter of 2025 was $59.0 million, compared to $50.3 million for the fourth quarter of 2024. Adjusted EBITDA as a percentage of sales was 11.2 percent and 10.7 percent, respectively.
•Free cash flow (cash flow from operating activities less capital expenditures) for the fourth quarter was $34.5 million or 59.9 percent of EBITDA.

Fiscal Year 2025 financial highlights:

•Sales increased 11.9 percent to $2.0 billion compared to $1.8 billion for fiscal 2024.
•     Net income increased 25.8 percent to $88.7 million, compared to $70.5 million for fiscal 2024.
•    Diluted earnings per share for 2025 was $5.37 based upon 16.5 million diluted shares, compared to $4.22 per share in 2024, based on 16.7 million basic shares. Adjusted diluted earnings per share was $5.42 per share compared to $4.51 per share in 2024.
•    Adjusted EBITDA for 2025 increased to $225.3 million or 17.8 percent, compared to $191.3 million for 2024. Adjusted EBITDA as a percentage of sales was 11.2 percent and 10.6 percent, respectively.
•     Free cash flow for fiscal 2025 was $54.0 million or 24.7 percent of EBITDA.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
Business segment financial highlights:
•Service Centers’ revenue for the fiscal year was $1.4 billion, an increase of 11.0 percent year-over-year with a 14.4 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the fiscal year was $390.3 million, an increase of 26.4 percent year over year with an 18.0 percent operating income margin.
•Supply Chain Services’ revenue for the fiscal year was $252.9 million, a decrease of 1.4 percent year-over-year with a 8.7 percent operating margin.

David R. Little, Chairman and Chief Executive Officer, remarked, “DXP accomplished a lot in 2025, and we would like to thank all our 'DXPeople' for their efforts this year. We were focused on improving and managing our growth, culture, expenses, working capital, and ease of doing business, with our business segments and product divisions. DXPeople drove fourth quarter results well above expectations, with strong performance across DXP. Broad based business strength across the business helped us deliver 11.9 percent revenue growth on a year-over-year basis. This growth has fueled a healthy momentum coming into 2026. DXP’s Innovative Pumping Solutions sales were up 26.4 percent to $390.3 million, followed by Service Centers sales growing 11.0 percent to $1.4 billion and Supply Chain Services sales declining 1.4 percent to $252.9 million. Congratulations to all our DXPeople for their hard work and efforts to serve our customers."

Mr. Little continued, "The sales momentum from the fourth quarter has positioned us for further success as we move into 2026. Additionally, we strengthened our balance sheet in the fourth quarter, raising an incremental $205 million under our Term Loan B. The strength of the balance sheet, the balanced end markets that we have delivered upon, and our ability to continue to execute on acquisitions have set the stage for 2026. We have a positive outlook for end markets like water & wastewater and see positive dynamics developing in the 2nd half of 2026 for our traditional end markets like energy. We are confident our growth strategy, coupled with a continued focus on improving margins and maintaining operational discipline will drive shareholder value."

Kent Yee, Chief Financial Officer commented, "Fiscal 2025 financial performance reflects the execution of our end market diversification efforts, our plans to grow both organically and through acquisitions, and continuous improvement in our operations and efficiency. Total sales and adjusted EBITDA grew 11.9 percent and 17.8 percent, respectively. We delivered strong sales growth, operating margin expansion, and thus, operating leverage of 1.5x. Our fiscal 2025 diluted earnings per share was $5.37. We are pleased with the fourth quarter, and year-end results. We positioned our balance sheet in the fourth quarter to support our growth plans in 2026. DXP ended the year with $303.8 million in cash on the balance sheet and net debt of $543.0 million. DXP’s secured leverage ratio or net debt to EBITDA was 2.3:1.0 with a covenant EBITDA of $241.4 million for fiscal 2025, which continues to remain significantly below our covenant of 5.75:1.0. We continue to have momentum going into fiscal 2026 and we expect to drive both organic and acquisition driven growth while driving shareholder and stakeholder value."

Conference Call Information

DXP Enterprises, Inc. management will host a conference call, February 26, 2026, at 10:30 a.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com

Non-GAAP Financial Measures

DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA, free cash flow, Adjusted Net Income attributable to DXP Enterprises, Inc., and net debt. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, free cash flow and Adjusted Net Income attributable to DXP Enterprises, Inc. referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and the U.A.E. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of the COVID-19 pandemic and the impact of low commodity prices of oil and gas; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

Sales	$527,390	$470,914	$2,016,365	$1,802,040
Cost of sales	360,799	322,422	1,380,437	1,245,763
Gross profit	166,591	148,492	635,928	556,277
Selling, general and administrative expenses	119,920	109,201	459,058	410,895
Income from operations	46,671	39,291	176,870	145,382
Interest expense	16,232	17,283	60,530	63,927
Other income, net	(562)	(673)	(2,882)	(3,517)
Income before income taxes	31,001	22,681	119,222	84,972
Provision for income taxes	8,156	1,318	30,545	14,483
Net income	22,845	21,363	88,677	70,489
Preferred stock dividend	22	22	90	90
Net income attributable to common shareholders	$22,823	$21,341	$88,587	$70,399

Net income	$22,845	$21,363	$88,677	$70,489
Foreign currency translation adjustments	1,063	(2,229)	3,003	(2,370)
Comprehensive income	$23,908	$19,134	$91,680	$68,119

Earnings per share:
Basic	$1.46	$1.36	$5.65	$4.44
Diluted	$1.39	$1.29	$5.37	$4.22

Weighted average common shares outstanding:
Basic	15,595	15,695	15,667	15,861
Diluted	16,435	16,535	16,507	16,701

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$303,783	$148,320
Restricted cash	—	91
Accounts receivable, net of allowance of $3,995 and $5,172, respectively	397,502	339,365
Inventories	108,144	103,113
Costs and estimated profits in excess of billings	53,855	50,735
Prepaid expenses and other current assets	47,033	20,250
Total current assets	910,317	661,874
Property and equipment, net	114,822	81,556
Goodwill	494,561	452,343
Other intangible assets, net	81,351	85,679
Operating lease right of use assets, net	74,709	46,569
Other long-term assets	9,395	21,473
Total assets	$1,685,155	$1,349,494

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$8,580	$6,595
Trade accounts payable	116,765	103,728
Accrued wages and benefits	51,180	41,650
Customer advances	15,460	13,655
Billings in excess of costs and estimated profits	15,689	12,662
Short-term operating lease liabilities	19,038	14,921
Other current liabilities	45,769	50,773
Total current liabilities	272,481	243,984
Long-term debt, net of unamortized debt issuance costs and discounts	818,476	621,684
Long-term operating lease liabilities	57,509	33,159
Other long-term liabilities	38,250	27,879
Total long-term liabilities	914,235	682,722
Total liabilities	1,186,716	926,706
Shareholders' Equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,403,647 issued and 15,513,590 outstanding at December 31, 2025 and 20,402,861 issued and 15,695,088 outstanding at December 31, 2024	204	204
Additional paid-in capital	220,681	219,511
Retained earnings	478,257	389,670
Accumulated other comprehensive loss	(30,607)	(33,610)
Treasury stock, at cost 4,890,057 and 4,707,773 shares, respectively	(170,112)	(153,003)
Total DXP Enterprises, Inc. equity	498,439	422,788
Total liabilities and equity	$1,685,155	$1,349,494

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Sales	2025	2024(1)	2025	2024(1)
Service Centers	$356,155	$314,673	$1,373,140	$1,236,775
Innovative Pumping Solutions	110,018	93,752	390,291	308,850
Supply Chain Services	61,217	62,489	252,934	256,415
Total DXP Sales	$527,390	$470,914	$2,016,365	$1,802,040

	Three Months Ended December 31,		Twelve Months Ended December 31,
Operating Income	2025	2024(1)	2025	2024(1)
Service Centers	$49,605	$45,686	$198,166	$179,522
Innovative Pumping Solutions	19,775	14,529	70,223	51,063
Supply Chain Services	5,823	5,088	21,919	21,742
Total segment operating income	$75,203	$65,303	$290,308	$252,327
(1) Prior period segment disclosures have been recast

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Income from operations for reportable segments	$75,203	$65,303	$290,308	$252,327
Adjustment for:
Amortization of intangibles(1)	5,617	5,494	21,670	19,827
Corporate expenses, net	22,915	20,518	91,768	87,118
Income from operations	$46,671	$39,291	$176,870	$145,382
Interest expense	16,232	17,283	60,530	63,927
Other (income) expense, net	(562)	(673)	(2,882)	(3,517)
Income before income taxes	$31,001	$22,681	$119,222	$84,972
(1) Amortization of intangible assets is recorded at the corporate level.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

The following table is a reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Income before income taxes	$31,001	$22,681	$119,222	$84,972
Plus: Interest expense	16,232	17,283	60,530	63,927
Plus: Depreciation and amortization	10,306	9,020	38,850	33,405
EBITDA	$57,539	$48,984	$218,602	$182,304
Plus: stock compensation expense	1,430	1,316	5,708	4,714
Plus: other non-recurring items(1)	—	—	992	4,292
Adjusted EBITDA	$58,969	$50,300	$225,302	$191,310

Operating Income Margin	8.8%	8.3%	8.8%	8.1%
EBITDA Margin	10.9%	10.4%	10.8%	10.1%
Adjusted EBITDA Margin	11.2%	10.7%	11.2%	10.6%
(1) Other non-recurring items includes unique acquisition integration costs and other non-cash, non-recurring costs not related to continuing business operations.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024(1)	2025	2024(1)
Sales by Business Segment
Service Centers	$356,155	$314,673	$1,373,140	$1,236,775
Innovative Pumping Solutions	110,018	93,752	390,291	308,850
Supply Chain Services	61,217	62,489	252,934	256,415
Total DXP Sales	$527,390	$470,914	$2,016,365	$1,802,040
Acquisition Sales	$21,923	$34,787	$96,043	$98,500
Organic Sales	$505,467	$436,127	$1,920,322	$1,703,540

Business Days	62	62	252	253
Sales per Business Day	$8,506	$7,595	$8,001	$7,123
Organic Sales per Business Day	$8,153	$7,034	$7,620	$6,733
(1) Prior period segment disclosures have been recast.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION CONTINUED
($ thousands, unaudited)

The following table sets forth a reconciliation of Free Cash Flow to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash from operating activities	$37,759	$32,143	$94,264	$102,211
Less: purchases of property and equipment, net	(3,286)	(9,395)	(40,286)	(25,068)
Free Cash Flow	$34,473	$22,748	$53,978	$77,143

The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net Income	$22,845	$21,363	$88,677	$70,489
One-time debt financing costs		1,623	—	1,623
Other non-cash items	—	—	992	4,292
Adjustment for taxes	(2)	(101)	(254)	(1,008)
Adjusted Net Income	$22,843	$22,885	$89,415	$75,396

Weighted average common shares and common equivalent shares outstanding
Diluted	16,435	16,535	16,507	16,701

Diluted Earnings per Share	$1.39	$1.29	$5.37	$4.22
Adjusted Diluted Earnings per Share	$1.39	$1.38	$5.42	$4.51